Exhibit 10.39

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to the Employment Agreement by and between NetSol Technologies, Inc. (“Netsol” or the “Company”) and Boo-Ali Siddiqui (“Executive”), dated July 25, 2013 (the “Employment Agreement”) is entered into effective as of the date indicted below.  Other than the specific amendments enumerated in the Amendment, all of the terms of the Employment Agreement shall remain in the full force and effect, and shall not be obviated or affected by this Amendment.

In the event of a conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall govern.  All capitalized terms contained herein are, unless otherwise stated, as defined in the Agreement.

Now therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 3.1 shall be amended to read as follows:

3.1           The Company shall pay, effective July 1, 2013, an increase in base salary to One Hundred Twenty-Five Thousand Dollars ($125,000) per year (the "Base Salary"), payable in accordance with the Company policy.  Such salary shall be pro rated for any partial year of employment on the basis of a 365-day fiscal year.  Executive will be eligible for bonuses from time to time as determined by the Board.

A new section 3.10 shall be added to read as follows:

3.10           Executive shall be granted ten thousand shares (10,000) of common stock to vest in equal 25% tranches (2,500) upon the conclusion of each quarter of service.  The shares are granted from the Company’s 2013 Equity Incentive Plan.  The Shares shall be granted in tranches of 2,500 shares on October 1, 2013; the next 2,500 on January 1, 2014; the next 2,500 on April 1, 2014 and the final 2,500 shares on July 1, 2013.

The Amendment is agreed to on July 25, 2013, and shall become effective as of the date first written above.

Employee

By:  /s/Boo Ali Siddiqui
Boo Ali Siddiqui

NetSol Technologies, Inc.

By:  /s/Najeeb Ghauri                                                                          By: /s/Patti L. W. McGlasson
Najeeb Ghauri                                                                                      Patti L. W. McGlasson
Chief Executive Officer                                                     Sr. V.P., Corporate and Legal Affairs, General Counsel & Corporate Secretary